UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 16, 2009

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Gencor announced the appointment of L. Ray Adams as Chief Financial Officer and Treasurer, effective November 12, 2009. A copy of the press release is attached as Exhibit 99.20.

Mr. Adams has over 30 years of diversified business, financial and accounting experience. Prior to joining Gencor, he was, for 17 years, the Chief Financial Officer at Oregon Steel Mills, Inc., a publicly traded producer of steel products. Mr. Adams also spent 8 years with the public accounting firm of Coopers & Lybrand and held accounting and finance positions with Shell Oil Company and Crown Zellerbach Corporation. Mr. Adams holds Bachelor of Science degrees in accounting and business management from the University of Idaho and is a CPA.

Gencor’s press release dated November 16, 2009, regarding this appointment appears as Exhibit 99.20 to this Form 8-K current report.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

99.20	Press Release dated November 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

November 16, 2009	By:	/S/ E.J. ELLIOTT
E.J. Elliott, Chairman and Chief Executive Officer

November 16, 2009	By:	/S/ L. RAY ADAMS
L. Ray Adams, Chief Financial Officer